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EXHIBIT 10.29

KCI Europe Holding B.V.
and —
 JöRG MENTEN

CONTRACT OF EMPLOYMENT

THIS AGREEMENT is made on 1 July 2001

BETWEEN:—

KCI Europe Holding B.V., a company incorporated under the laws of the Netherlands, having its statutory seat in Zeist, The Netherlands and its principle place of business at Bergveste 12, "t Rondeel, 3992 DE Houten, The Netherlands, hereinafter referred to as "the Company';

and

Jörg Menten, born on 29 December 1957, residing at Forggenseestrasse 27, 68219 Mannheim, Germany, hereinafter referred to as "the Employee';

THE PARTIES AGREE AS FOLLOWS:

1.
DEFINITIONS

In this agreement unless the context otherwise requires:

"Board" means the management board of the Company;

"Company" means KCI Europe Holding B.V., or if the context so requires, for example in Schedule I and 2, its holding company and all subsidiary and associated companies of its holding company;

2.
AGREEMENT, DURATION, PROBATIONARY PERIOD AND NOTICE OF    TERMINATION

2.1
The Company shall engage the Employee and the Employee shall serve the Company as hereinafter provided (the "Agreement").

2.2
This Agreement shall commence on 1 November 2001.

2.3
This Agreement is entered into for an indefinite period of time.

2.4
No trial period shall apply.

2.5
This Agreement shall terminate in any event without notice being required on the first day of the month following the date on which the Employee reaches the age of 65, unless the pension scheme of the Employee provides for an earlier date.

2.6
This Agreement may be terminated by either party in writing, with due observance of the statutory notice period. In the event of termination of the Agremeent by or upon request of the Company for any reason other than malfeasance or acts of moral turpitude or for any reason other than an "urgent reason' ("dringende reden) as meant in article 7:685 sub 2 of the Dutch Civil Code ("BW), the Employee will be provided a severance package equivalent to six (6) months salary as meant in article 5.1 of this Agreement.

3.
DUTIES AND PLACE OF EMPLOYMENT

3.1
The Employee is employed as President KCI International Division, responsible for the overall management and profitability of all KCI International Division's country organisations; Australia, Austria, Canada, Denmark, France, Germany, Ireland, Italy, Netherlands, Puerto Rico, South Africa, Spain, Sweden, Switzerland, United Kingdom, South America, Asia and the Middle East.

3.2
The place of work will be the offices of the Company in Schiphol Rijk and any of the Company's above mentioned country organisations offices.

3.3
The Company will be entitled, after consultation with the Employee, to change the place of employment.

3.4
The Company forms part of the "KCI-group". The Employee agrees to perform activities for other companies within the KCI-group or to be transferred to another company within the KCI-group upon the reasonable request of the Board of the Company or holding company of the KCI-group.

3.5
The Employee will be required to work for 40 (forty) hours per week and 8 (eight) hours per day, unless otherwise agreed to and approved by his direct supervisors. The Employee may be required to work additional hours without extra remuneration as may be necessary for the proper performance of his duties.

4.
HOLIDAY ENTITLEMENT

4.1
During the Agreement the Employee shall be entitled to 24 working days' holiday (in addition to public holidays), in each calendar year (January to December) at full salary, to be taken at such time or times as may be approved by the Employee's direct supervisor. The legal minimum for holidays amounts to 20 days on fulltime employment each year and therefore 4 holidays per year can be qualified as exceeding the statutory holidays ("bovenwettelijke vakantiedagen"). If and to the extent the Employee does not take these holidays, the Company has the right to pay out these holidays.

4.2
Additionally, the Employee shall be entitled to 4 so-called "ATV-days' in each calendar year (January to December) at full salary, one of each to be taken in each quarter of the calendar year.

4.3
The Employee shall inform the Company in writing of at least two weeks in advance of his wish to take holidays and for which period, also stipulating the duration of his proposed holiday, in order to enable the Company to decide whether the proposal of the Employee with respect to his holidays does not harm the reasonable interests of the Company.

4.4
Upon the termination of the Agreement either the Employee shall be entitled to receive payment in lieu of accrued holidays not taken at that date or the Company shall be entitled to make a deduction from the Employee's remuneration in respect of holidays taken in excess of the accrued entitlement.

5
REMUNERATION

5.1
During the Agreement and as remuneration for his services hereunder, the Employee shall receive a fixed salary at the rate of NLG 451,805/EUR 205,020 gross per annum, payable in arrears in equal monthly instalments on or before the last working day of each calendar month. This salary is inclusive of 8% holiday allowance. If and in sofar as the 30% ruling referred to in Article 9 of the Dutch Wage Tax Act 1964 has been issued, the salary agreed upon and in connection with, this employment contract, will be reduced in such a manner that 100/70 of the further determined salary as such, equals the originally agreed upon salary.If and in sofar as the above stated is applicable, the Employee will receive an allowance for expatriate expenses, equal to 30/70 of said further determined salary. The Employee acknowledges that application of the 30% ruling according to above mentioned construction and in accordance with the implications of said ruling, can and will impact any and all salary related benefits such as pension and social security benefits.

5.2
The salary shall be reviewed, along with the Employee's performance, in January of each year, commencing in 2002.

5.3
In addition to the annual salary, the Employee will be eligible to participate in the Company's Management Incentive Plan with an annual target bonus of 40% of the base salary. If necessary, the target bonus will be adjusted based on the actual start date. Bonus payments are determined on a combination of individual, division and corporate performance and will be contingent upon the Employee remaining in a bonus eligible position, as defined in the Company's Management Incentive Plan, on December 31 of a calendar year. If the bonus is paid out, this will be in accordance with the terms of the 30% ruling as set out in article 5.1

5.4
The Employee will be recommended to the Stock Option Committee of the Board of Directors of KCI, the parent company, for a grant of 264,285 non-qualified stock options at the exercise price of $4.8135 per option. The stock options will consist of two stock option grants. One grant of 50,000 shares of common stock shall be from the original authorized allotment of shares from the KCI Management Equity Plan ("Equity Options"). The second grant of 214,285 shares of common stock shall be from the amended authorized allotment of shares from the KCI Management Equity Plan. This second grant will consist of two groups of options consisting of 100,000 shares of common stock (the "Base Options") and 114,285 shares of common stock (the "Liquidity Options"). The Equity and Base Options will vest at a rate of twenty percent (20%) on each anniversary of your employment. The Liquidity Options will vest upon the occurrence of a "Liquidity Event" (as defined in the Management Equity Agreement the Employee will sign in connection with the grants). Other terms and conditions related to the Employee's options will be set forth in a Management Equity Agreement executed by the Employee. If and to the extend permitted by Dutch (tax) law, the 30% ruling will be applied to any tax benefits related to the stock options.

5.5
Any salary payable to the Employee shall be subject to any applicable withholdings which may be imposed by any (governmental or other) authority having jurisdiction over this Agreement and any such withholdings shall be deducted by the Company from the salary payments made by the Company to the Employee under this agreement.

5.6
The Employee shall be entitled to participate in the Group Personal Pension Plan, Surviving Partner Insurance, Private Medical Expenses Insurance, Disability Insurance, Saving Schemes and Travel Insurance insofar as travel for business purposes is required. The Employee confirms to be familiar with the prevailing schemes of the Company. The parties agree to fulfil the obligations arising from such schemes. The Employee or his next-of-kin shall enjoy such pension rights as determined in the prevailing schemes of the Company.

6
COMPANY CAR

6.1
To assist in the performance of the duties hereunder the Company shall during the Agreement provide the Employee with a car of a cost and type applicable to his seniority (lease cost of max. NLG 3,856/EUR 1,750 per month, excluding VAT, excluding fuel), or similar car allowance, and subject to any terms and conditions of the company's car policy.

7
EXPENSES

7.1
The Employee shall be reimbursed for all reasonable expenses relating to travelling, hotel accommodation and/or other expenses properly authorised by the Company and incurred in the performance of the duties hereunder, which expenses shall be evidenced in such manner as the Company may specify from time to time.

8
CONFIDENTIAL INFORMATION AND RETURN OF COMPANY PROPERTY

8.1
The Employee shall throughout the duration of this agreement and after the termination thereof for whatever reason, refrain from disclosing in any manner to any individual (including other personnel of the Company, unless such personnel must be informed in connection with their work for the Company) any information of a confidential nature concerning the Company, which has become known to the Employee as a result of his employment with the Company and of which the Employee knows or should have known to be of a confidential nature.

8.2
The Employee shall neither have nor keep in his possession, any documents and/or correspondence and/or data carriers and/or copies thereof in any manner whatsoever, which belong to the Company and which have been made available to the Employee as a result of his employment, except insofar as and for as long as necessary for the performance of his duties for the Company.

  In any event, the Employee will be obliged to immediately return to the Company, without necessitating the need for any request to be made, any and all such documents and/or correspondence and/or data carriers and/or copies thereof at termination of the Agreement or on suspension of the Employee from active duty for whatever reason.

8.3
Furthermore, the Employee is required to deliver to the Company on request or before the end of his employment (or immediately should his employment terminate without notice) all other property belonging to the Company, including but not limited to (office) keys, computer hard- and software, mobile phones etc. The Employee will be required to sign a release form, stating that all such property has been duly returned.

9
TRADE SECRETS AND/OR INTELLECTUAL PROPERTY, CONFIDENTIAL/ PROPRIETARY INFORMATION AND NON-SOLLICITATION

9.1
The Employee shall be subject to the Company's policy in respect of trade secrets, confidential/proprietary information and non-solicitation as set out in Schedule 1 attached.

10
CONFLICT OF INTEREST AND INTEGRITY POLICY

10.1
The Employee shall be subject to the Company's policy in respect of conflict of interest and integrity as set out in Schedule 2 attached.

11
SICKNESS/INCAPACITY FOR WORK

11.1
In the event of sickness as defined in article 7:629 of the Civil Code, the Employee shall notify the Company, specifically the Employee's immediate supervisor and the Human Resources department, as soon as possible, but in any case before 10.00 am at the latest on the first day of sickness. The Employee shall observe the Company's policy pertaining to sickness, as determined by the Company from time to time.

11.2
In the event of sickness, the Company shall from the first day of sickness pay to the Employee 100% of his salary and holiday allowance up to a maximum period of 52 weeks as from the first day of sickness, if the Company is under the obligation to pay salary in accordance with article 7:629 sub 1 of the Civil Code.

11.3
With respect to the part of the salary paid by the Company to the Employee that exceeds the minimum obligation of the Company to pay 70% of the salary to the Employee in the event of sickness as set out in article 7:629 sub 1 of the Dutch Civil Code, the following shall apply. If the Employee can validly claim damages from a third party as a result of loss of salary, the Company shall satisfy payment by means of advanced payments on the compensation to be received from the third party. The Employee hereby assigns his rights to damages vis-à-vis the third party concerned up to the total amount of advanced payments made to the Company. The advanced payments shall be set-off by the Company if the compensation is paid, or, as the case may be, in proportion thereto.

11.4
The Employee shall be entitled to participate in the group "WAO-gat" insurance (disability insurance) that provides for supplementary payments after the first 52 weeks of sickness, up to a maximum of 70% of the Employee's salary under the conditions and for the period as detailed in the insurance policy.

12
NOTICES

12.1
Any notice to be given hereunder shall be in writing, delivered by registered mail and/or courier service.

13
DISCIPLINARY RULES AND PROCEDURES

13.1
Any single act of gross misconduct, or persistent failure to comply with a reasonable instruction or reasonable instructions given to the Employee may result in summary dismissal.

14
PREVIOUS CONTRACTS

14.1
This Agreement substitutes any previous contract of service between the Company or any of the Group Companies and the Employee, which shall be deemed to have been terminated by mutual consent as from the commencement of the Agreement.

14.2
The Employee hereby warrants and represents to the Company that he shall not, in entering into this agreement or carrying out his duties hereunder, be in breach of any terms of employment whether expressed or implied or any other obligation binding him.

15
CONSTRUCTION

15.1
The headings in this agreement are inserted for convenience only and shall not affect its construction.

16
OTHER APPLICABLE RULES

16.1
In addition to the provision contained in this agreement, the conditions of employment as determined by the Company from time to time and laid down in the Employee Handbook shall apply to the Employee. A copy of these conditions has been provided to the Employee.

17
UNILATERAL AMENDMENTS

17.1
The Company reserves the right to unilaterally amend the employment conditions and the provisions of the employment agreement in the event that such amendment is of such importance to its interests that any possible interest of the Employee that is affected by the amendment must be superseded.

18
GOVERNING LAW, NO CAO

18.1
This agreement shall be governed by Dutch law.

18.2
No Collective Labour Agreement ("CAO") is applicable to this agreement.

        Agreed and signed in duplicate on:

Signed by the said Employee: Jörg Menten	Date: Place: Signature:	1 July 2001 Schiphol-Rijk /s/ Jörg Menten
Signed by Frank DiLazarro for and on behalf of KCI Europe Holding BV	Date: Place: Signature:	1 July 2001 San Antonio /s/ Frank DiLazarro

SCHEDULE 1

TRADE SECRETS AND/OR INTELLECTUAL PROPERTY, CONFIDENTIAL/PROPRIETORY INFORMATION AND NON-SOLLICITATION

During the Agreement, the Employee will acquire knowledge of confidential and propriety information regarding, among other things, the Company's present and future operations, its customers and suppliers, pricing and bidding strategies, and the methods used by the Company and its employees.

Therefore, the Employee hereby agrees to the following:

  •
  TRADE SECRETS AND/OR INTELLECTUAL PROPERTY

    During the Agreement and after the termination of the Agreement the Employee will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret and/or Intellectual Property, as defined below, that the Employee may require during the Agreement for so long as such information remains a trade secret. The term "Trade Secret and/or Intellectual Property" as used in this agreement shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers which:

    (1)
    derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and

    (2)
    is the subject of reasonable efforts by the Company or its Group to maintain its confidentiality.

  •
  CONFIDENTIAL/PROPRIETARY INFORMATION

    In addition to the above and not in limitation thereof, the Employee agrees that, during the Agreement and for a period of 2 (two) years after termination, the Employee will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, any Confidential or Proprietary information, as defined below, that the Employee may have acquired (whether or not developed or compiled by the Employee and whether or not the Employee was authorised to have access to such information) during the term of, in the course of or as a result of the Agreement. The term"Confidential/ Proprietary Information" as used in this Agreement means any secret, confidential, or proprietary information of the Company not otherwise included in the definition of "Trade Secret and/or Intellectual Property" above and does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of any clients, customers and/or business relations of the Company to which such information pertains.

  •
  NON-SOLICITATION

    The Employee agrees that for a period of 6 (six) months after termination of the Agreement for any reason whatsoever, he will not attempt to solicit, interfere with, endeavour to entice away from the Company and/or hire for any purpose whatsoever (whether as an employee, consultant, adviser, independent contractor or otherwise) any senior employee of the Company or any person who was a senior employee of the Company at any time during the 1 (one) year period prior to termination of the Agreement, in either case provided that the Employee had contact with such employee during the 1 (one) year prior to termination of employment.

The covenants contained in this Schedule shall inure to the benefit of the Company, and successor of it and every subsidiary and affiliate.

In the event of any breach by the Employee of any of the obligations referred to in above articles and paragraphs, the Employee shall contrary to article 7:650 sub 3, 4 and 5 of the Civil Code, without any notice of default being required, pay to the Company for each such breach, a penalty amounting to EUR 10,000 plus a penalty of EUR 1,000 for each day such breach occurs and continues. Alternatively, the Company will be entitled to claim full damages.

Signed by the said Employee: Jörg Menten	Date: Place: Signature:	1 July 2001 Schiphol-Rijk /s/ Jörg Menten

SCHEDULE 2

CONFLICT OF INTEREST AND INTEGRITY POLICY

An employee of the Company shall conduct his business and personal affairs with such ethics and integrity that no conflict of interest with the Company's business, real or implied, can be construed. A conflict of interest shall be deemed to exist if an employee or an Affiliate (as defined hereunder) of an employee has any interest (including, but not limited to equity ownership, interest arrangement, commission, gift) direct or indirect, in a client, supplier, contractor, or other principle dealing with the Company and that interest is of such extent or nature that it might reasonably be perceived by the Board to affect the employee's judgement or decisions exercised on behalf of the Company.

An employee or any affiliate of the employee shall not personally or on behalf of the Company receive or be involved with any kickbacks, bribes, gratuities, reciprocal arrangements or other improper or illegal arrangements, or benefit personally from any rebates or discounts, with any other organisations and personnel conducting or soliciting, currently or prospectively, the business with the Company.

An employee of the Company shall not bring the company into disrepute. More specifically, an employee or any affiliate of an employee shall not permit or be involved in any direct or indirect pay, award, commission, or other compensation to any person or organisation for purposes of improperly or illegally inducing action of any kind whatsoever.

Where any questionable outside business activity is contemplated, an employee must obtain prior approval of the Board.

For purposes of this policy, affiliate shall include, but not limited to, any relative by blood or by marriage or any entity in which the employee or any such relative may have any financial, voting, controlling and/or management interest.

Signed by the said Employee: Jörg Menten	Date: Place: Signature:	1 July 2001 Schiphol-Rijk /s/ Jörg Menten

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  EXHIBIT 10.29
SCHEDULE 1 TRADE SECRETS AND/OR INTELLECTUAL PROPERTY, CONFIDENTIAL/PROPRIETORY INFORMATION AND NON-SOLLICITATION
SCHEDULE 2 CONFLICT OF INTEREST AND INTEGRITY POLICY